Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission. Execution Version 1 [**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. CREDIT AGREEMENT TERMINATION AGREEMENT This Credit Agreement Termination Agreement (this “Agreement”) dated as of March 27, 2026, by and among WILLIS WAREHOUSE FACILITY LLC (the “Borrower”), BANK OF AMERICA, N.A., as facility agent (the “Facility Agent”), the lenders party hereto (the “Lenders”), BANK OF UTAH, in its capacity as administrative agent (the “Administrative Agent”), and BANK OF UTAH, in its capacity as security trustee (the “Security Trustee”). Reference is made to that certain secured credit agreement dated as of May 3, 2024, among the Borrower, the Facility Agent, the Lenders party thereto, the Administrative Agent, and the Security Trustee (as amended, amended and restated, modified or otherwise supplemented prior to the date hereof, the “Credit Agreement”). WHEREAS, as of the date hereof, the Borrower Group does not own any assets; WHEREAS, there are no outstanding amounts owing by the Borrower pursuant to the Credit Agreement; and WHEREAS, the Borrower, the Facility Agent, the Administrative Agent, the Security Trustee and the Lenders now wish to terminate and cancel the Credit Agreement and each of the Loan Documents and release any and all Liens granted thereunder to the Security Trustee for the benefit of the Secured Parties. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows: Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Section 2. Termination. The Borrower hereby requests that all Commitments under the Credit Agreement be terminated, and the Administrative Agent and the Lenders agree that all Commitments under the Credit Agreement are terminated. The Administrative Agent and the Lenders hereby confirm that they have received all amounts due and payable from the Borrower under the Credit Agreement. Accordingly, all obligations of the Borrower, each Borrower Group Member and the Pledgor to the Administrative Agent, the Facility Agent, the Security Trustee and the Lenders under the Credit Agreement and each other Loan Document shall be released, discharged and terminated; provided, however, any such obligations that are otherwise expressly stated in the Credit Agreement or any other Loan Document as surviving that respective agreement’s termination shall, as so specified, survive without prejudice and remain in full force and effect. Section 3. Release of Security. Each Security Document and all Liens, mortgages and any and all other security interests which were assigned and/or granted to or held by the Security Trustee by way of security for the benefit of the Secured Parties under the Loan Documents are

2 [**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. hereby forever satisfied, released and discharged, and reassigned to the assignor thereof, without further action without recourse, representation or warranty. The Security Trustee irrevocably and unconditionally confirms the revocation of any powers of attorney contained in any Security Document and every power and authority thereby conferred. Section 4. Further Assurances. The Administrative Agent and the Security Trustee agree to execute and deliver to (or as otherwise directed by) the Borrower, at the Borrower’s sole cost and expense, all documents that the Borrower shall reasonably request to evidence the termination and release referred to in Sections 2 and 3 above. The Security Trustee hereby consents to (i) the termination of any UCC filing reflecting the Liens discharged hereby and (ii) the deregistration of the interests granted in favor of the Security Trustee from the International Registry or any other registry. The Borrower hereby directs the Administrative Agent to transfer any remaining funds in the Accounts following the satisfaction of all of the Obligations to the following account: Account Bank: [**] Account Name: [**] Account Number: [**] ABA No.: [**] SWIFT Code: [**] Reference: [**] Section 5. Choice of Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Section 6. Execution in Counterparts. This Agreement may be executed (electronically, underhand or otherwise) in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Section 7. Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form (including, but not limited to DocuSign), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 8. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes. [Signature Pages Follow]

[Signature Page to Credit Agreement Termination Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written. WILLIS WAREHOUSE FACILITY LLC, as Borrower By Name: Title: /s/ Scott B. Flaherty Scott B. Flaherty Manager

[Signature Page to Credit Agreement Termination Agreement] BANK OF AMERICA, N.A., as Facility Agent By: Name: Title: /s/ Bradley Sohl Bradley Sohl Managing Director

[Signature Page to Credit Agreement Termination Agreement] BANK OF UTAH, as Administrative Agent By: Name: Title: /s/ Joseph H. Pugsley Joseph H. Pugsley Vice President

[Signature Page to Credit Agreement Termination Agreement] BANK OF UTAH, as Security Trustee By: Name: Title: /s/ Joseph H. Pugsley Joseph H. Pugsley Vice President

[Signature Page to Credit Agreement Termination Agreement] BANK OF AMERICA, N.A., as Lender By: Name: Title: /s/ Bradley Sohl Bradley Sohl Managing Director

[Signature Page to Credit Agreement Termination Agreement] BNP PARIBAS, as Lender By: Name: Title: By: Name: Title: /s/ Tim McNally Tim McNally Director /s/ Ahsan Avais Ahsan Avais Director

[Signature Page to Credit Agreement Termination Agreement] CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender By: Name: Title: By: Name: Title: /s/ David R. Nunez David R. Nunez Managing Director /s/ Leo Burrell Leo Burrell Managing Director

[Signature Page to Credit Agreement Termination Agreement] WELLS FARGO BANK, N.A., as Lender By: Name: Title: /s/ Bryan Lahey Bryan Lahey Executive Director

[Signature Page to Credit Agreement Termination Agreement] MUFG BANK, LTD., as Lender By: Name: Title: /s/ Benoist de Vimal Benoist de Vimal Managing Director